SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             PCA International, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             PCA INTERNATIONAL, INC.



                           NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 28, 1997



         The Annual Meeting of Shareholders of PCA International, Inc. (the "Company"), will be held on May 28, 1997, at 10:00 a.m. at the Company's principal executive offices located at 815 Matthews-Mint Hill Road, Matthews, North Carolina, for the following purposes:

         (1) To elect nine directors to serve until the 1998 Annual Meeting of Shareholders and to serve until their successors are elected and qualified.

         (2) To approve an amendment to the Company's Amended and Restated 1996 Omnibus Long-Term Compensation Plan.

         (3) To ratify the selection of KPMG Peat Marwick LLP as Independent Auditors.

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                   The Board of Directors has fixed the close of business on March 31, 1997, as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. Management urges you to date, sign, and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person, and the giving of the proxy will not affect your right to vote in person if you elect to do so at the meeting.

                       By order of the Board of Directors,



                       Bruce A. Fisher
                       SECRETARY

April 28, 1997
Matthews, North Carolina

                             PCA INTERNATIONAL, INC.
                           815 Matthews-Mint Hill Road
                         Matthews, North Carolina 28105

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------


         This proxy statement is furnished to the shareholders of PCA International, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 28, 1997 (the "1997 Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The cost of soliciting proxies will be borne by the Company.

                                     GENERAL

         This proxy statement and form of proxy are expected to be mailed to shareholders on or about April 28, 1997. Only shareholders of record at the close of business on March 31, 1997, will be entitled to receive notice of, and vote at, the meeting or any adjournment thereof.

         As of the close of business on March 31, 1997, the Company had 7,631,829 outstanding shares of Common Stock, par value $0.20 per share (the "Common Stock"). Each shareholder of record is entitled to one vote for each share of Common Stock then held and shall have the right to vote the number of shares so owned for each proposal and for each director to be elected.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the 1997 Annual Meeting of Shareholders constitutes a quorum for the transaction of business. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         If the enclosed proxy is properly executed and returned in time to be voted at the 1997 Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted "FOR" the matters listed in the accompanying Notice of Annual Meeting of Shareholders. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. Directors will be elected by a plurality of the votes cast at the 1997 Annual Meeting. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. Abstentions and broker "non-votes" will be voted neither "FOR" nor "AGAINST" the approval of each of the matters to be voted upon.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Company's directors are elected at each Annual Meeting to serve for a one-year term, or until their respective successors are elected and qualified. Nine nominees are to be elected this year to serve until the Annual Meeting in 1998.

         In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at nine. Nominees for election to the Board of Directors are selected by action of the entire Board. Unless contrary instructions are given, the enclosed proxy will be voted for the nine nominees named below. Each nominee has consented to be named herein as standing for election to the Board of Directors and has consented to serve if elected. If any nominee is unable or unwilling to serve at the time of the election, or is otherwise unavailable for election, the proxies will have discretionary authority to vote in accordance with their judgment for any other nominee. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth certain information relating to each nominee for director to be elected at the 1997 Annual Meeting. All nominees, with the exception of Mr. Greenberg, have been heretofore elected by the shareholders and are standing for reelection as directors.


                          NAME, PRINCIPAL
                  OCCUPATION, BUSINESS EXPERIENCE
                      DURING LAST FIVE YEARS,                                             POSITIONS AND OFFICES      DIRECTOR
                        OTHER DIRECTORSHIPS                                      AGE         WITH THE COMPANY          SINCE


JOSEPH H. REICH                                                                 62           Chairman of the           1987
Managing Partner of Centennial Associates, L.P. since April 1989.                         Board

JOHN GROSSO                                                                     50          President, Chief           1987
President and Chief Executive Officer of the Company since 1987.                               Executive
                                                                                        Officer, and Director

R. STUART DICKSON                                                               67              Director               1983
Chairman of the Executive Committee, Ruddick Corporation; Chairman of the Board
of Ruddick Corporation from 1968 to 1994; Director of First Union Corporation,
Textron, Inc., and of United Dominion Industries, Inc., for more than five years, and Director of Dimon Incorporated since 1995.

PETER B. FOREMAN                                                                61              Director               1994
President of Sirius  Corporation  since 1994;  Founding  Partner of
Harris  Associates,  L.P.  from  1976-1993;  Director of Eagle Food
Centers,  Glacier Water  Services,  and National  Picture and Frame
Company.

GEORGE FRIEDMAN                                                                 62              Director               1994
Chairman  and CEO of  Parallel  Communications,  Inc.,  since 1994.
Chairman and CEO of Gryphon Development Ltd. from 1986 to 1992.

DONALD P. GREENBERG                                                             63              Director               1996
Faculty of Cornell  University  since  1968.  Director,  Program of
Computer  Graphics,   Cornell  University,   since  1973.  Founding
Director,  National  Science  and  Technology  Center for  Computer
Graphics   and   Scientific   Visualization.   Director   of   Data
Broadcasting  Corporation  since  1995  and of  Chyron  Corporation since 1996.

CHARLOTTE H. MASON                                                              41              Director               1995
Associate Professor,  Kenan-Flagler Business School, The University
of North Carolina since 1985.

ALBERT F. SLOAN                                                                 67              Director               1981
Director of Bassett  Furniture  Industries,  Inc.,  and  RichFoods,
Incorporated for more than five years; and Cato Corporation since 1994.
                                       2


STANLEY TULCHIN
Director and Chairman of the Board of Reprise  Capital  Corporation             70              Director               1987
and Stanley  Tulchin  Associates,  Director  of the Topps  Company,
Inc., and Chairman of the Board of STA Credit Corporation for at least five years.

DIRECTORS' REMUNERATION; ATTENDANCE

         The Company's policy on director compensation is to pay directors' fees only to directors who are not employees of the Company. Each nonemployee director receives a $12,000 flat annual fee, plus $1,000 for serving on one or more committees plus an additional $1,500 as Chairman for a committee, and the Chairman of the Board receives $52,000 per annum. Nonemployee directors may elect yearly to receive payment of all, but not less than all, of their fees for service as directors in the form of options to purchase the Common Stock of the Company. Additionally, all directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings.

         During the last fiscal year, there were four regularly scheduled meetings and four special meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board of Directors and meetings of all Committees on which he or she served, except for Mr. Dickson, Mr. Greenberg, and Mr. Tulchin.

COMMITTEES OF THE BOARD

         AUDIT COMMITTEE. Messrs. Dickson (Chairman), Sloan, and Tulchin served as members of the Audit Committee during fiscal year 1996. The Audit Committee makes recommendations to the Board concerning the selection of the independent accountants of the Company, reviews the scope of the audit, reviews the audit report, and makes recommendations to the Board concerning accounting principles and practices, internal controls, financial reporting, and other related matters. The Audit Committee had one formal meeting during the last fiscal year.

         COMPENSATION COMMITTEE. Messrs. Foreman (Chairman), Reich, and Friedman served as members of the Compensation Committee during fiscal year 1996. The Compensation Committee has the responsibility for reviewing, monitoring, and recommending overall compensation plans and policies, including amounts of all compensation for the Company's directors and officers at or above the level of Executive Vice President. The Compensation Committee held one formal meeting and met informally at various times during the last fiscal year.

         STOCK OPTION PLAN ADMINISTRATION COMMITTEE. Messrs. Foreman (Chairman), Reich, and Friedman served as members of the Stock Option Plan Administration Committee for each of the Company's Stock Option Plans during fiscal year 1996. The Stock Option Plan Administration Committee, which has the responsibility for granting options under the Company's Stock Option Plans, met informally at various times during the last fiscal year to make decisions regarding the grant of options.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table shows the beneficial ownership as of March 31, 1997, of each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:


                                                                          AMOUNT AND
                                                                          NATURE OF
                                           NAME AND ADDRESS               BENEFICIAL                   PERCENT
TITLE OF CLASS                           OF BENEFICIAL OWNER              OWNERSHIP                    OF CLASS

Common Stock,                    Centennial Associates, L.P.               2,018,957(1)                  26.5%
$0.20 par value                  c/o Mr. Joseph H. Reich
                                 900 Third Avenue
                                 New York, New York 10022

Common Stock,                    Mr. Joseph H. Reich                         510,650(1)                  33.1%(2)
$0.20 par value                  900 Third Avenue                          2,018,957(2)
                                 New York, New York 10022                    ----------
                                                                           2,529,607(1)

Common Stock,                    Furman Selz LLC                             724,400                      9.5%
$0.20 par value                  c/o Ms. Valerie King
                                 230 Park Avenue
                                 New York, New York 10169

Common Stock,                    Reprise Capital Corporation                 485,394(3)                   6.4%
$0.20 par value                  c/o Mr. Stanley Tulchin
                                 400 Post Avenue
                                 Westbury, New York 11590

Common Stock                     Putnam Investments, Inc.                    380,100(4)                   5.0%
$0.20 par value                  One Post Office Square
                                 Boston, Massachusetts 02109

(1)See Note (4) to the table under "Stock Ownership of Directors and Executive Officers" below.

(2)Includes Centennial ownership listed above. Joseph H. Reich is deemed the beneficial owner of shares in Centennial Associates, L.P. due to his position as Managing Partner of that entity.

(3)Includes certain shares as to which Mr. Tulchin disclaims beneficial ownership. See Notes (2) and (6) to the table under "Stock Ownership of Directors and Executive Officers" below.

(4)Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are
   considered "beneficial owners" in the aggregate of 380,100 shares, or 5.0% of shares outstanding, of the Company's voting Common Stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.
                                       4

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the beneficial stock ownership as of March 31, 1997, of each of the current directors of the Company and of all directors and executive officers as a group of the outstanding shares of the Company's Common Stock, $0.20 par value, which is the only class of voting securities outstanding. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his or her name, unless noted otherwise:


                                                              AMOUNT AND NATURE OF                  PERCENT
           NAME                                             BENEFICIAL OWNERSHIP(1)                 OF CLASS

           R. Stuart Dickson...........................             60,834  (2)(3)                        *
           Peter B. Foreman............................            277,108  (2)(7)                     3.6%
           George Friedman.............................             21,800  (2)                           *
           Donald P. Greenberg.........................                  -                                *
           John Grosso.................................            198,400  (2)                        2.6%
           Charlotte H. Mason..........................              4,300  (2)                           *
           Joseph H. Reich.............................          2,529,607  (4)                       33.1%
           Albert F. Sloan.............................             12,050  (2)(5)                        *
           Stanley Tulchin.............................            485,394  (2)(6)                     6.4%
           Jan M. Rivenbark............................             62,000  (2)                           *
           Eric H. Jeltrup.............................            103,300  (2)                        1.3%
           Bruce A. Fisher.............................             53,835  (2)                           *
           R. Michael Spencer..........................             42,454  (2)                           *
           All Executive Officers and Directors as a
           group.......................................          3,851,082  (2)                       48.0%

*Less than 1% of the outstanding shares of Common Stock of the Company.

The mailing address for each listed individual is:  815 Matthews-Mint Hill
 Road, Matthews, NC 28105

(1)Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and investment power.

(2)The numbers and percentages of shares shown in the table above include stock options covering Common Stock exercisable within 60 days of March 31, 1997 as follows: Mr. Tulchin--4,000; Mr. Grosso--134,500; Mr. Rivenbark--60,000 (Mr. Rivenbark resigned from the Company on March 13, 1997); Mr. Jeltrup--73,000; Mr. Fisher--28,000; Mr. Spencer--39,000; Mr. Dickson--7,800; Mr.
   Foreman--13,800; Mr. Friedman--12,900; Ms. Mason--4,000; and Mr. Sloan--10,200; and all executive officers and directors as a group (including such individuals)--387,200. Such persons and members of such group disclaim any beneficial ownership of the shares subject to such options.

(3)Includes (i) 300 shares beneficially owned by Mr. Dickson and (ii) 52,734 shares beneficially owned by a wholly-owned subsidiary of Ruddick Corporation of which Mr. Dickson is Chairman of the Executive Committee.

(4)Joseph H. Reich, Centennial Associates, L.P. and Carol F. Reich, jointly reported beneficial ownership of 391,350; 2,018,957; and 46,500 shares, respectively. It was reported that each of such persons had sole dispositive power or sole investment power with respect to the shares held individually by each of them. In addition, the Pumpkin Foundation, a 501(c)(3) charitable organization reported beneficial ownership of 72,800 shares. It was reported that Joseph H. and Carol F. Reich, in their role as Trustees, had shared dispositive power or shared investment power with respect to such shares. Such persons have stated that the fact that their beneficial ownership was reported jointly did not constitute an admission that each of them should be deemed to be part of a group.

(5)Includes 450 shares beneficially owned by Mr. Sloan's wife as to which he disclaims beneficial ownership.

(6)Includes (i) 77,591 shares beneficially owned by Mr. Tulchin, (ii) 330,803 shares beneficially owned by Reprise Capital Corporation of which Stanley Tulchin is Chairman of the Board and he and his brother, Norman Tulchin, are each 35% equity owners, (iii) 15,000 shares owned by a trust for Jill Tulchin of which Mr. Tulchin is a trustee and disclaims any beneficial ownership, and
   (iv) 58,000 shares owned by a charitable trust of which Mr. Tulchin is a trustee and disclaims any beneficial ownership. His brother, Norman Tulchin, beneficially owns 118,719 shares. Stanley Tulchin disclaims beneficial ownership of the shares owned by his brother and by Reprise Capital Corporation.

(7)Mr. Foreman is a limited partner in Centennial Associates, L.P. owning less than a 5% interest therein. The shares shown exclude any indirect ownership of the Company's shares which might be attributable to him by reason of his limited partnership interest. The shares shown are held by Descendants Trust F/B/O Peter B. Foreman under Jane Revocable Trust DTD 1/30/84.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on Company records and other information, the Company believes that all such SEC filing requirements with respect to the 1996 fiscal year were met.


                                     ITEM 2
                     PROPOSAL TO APPROVE AN AMENDMENT TO THE
          AMENDED AND RESTATED 1996 OMNIBUS LONG-TERM COMPENSATION PLAN

         On May 22, 1996, the shareholders adopted the 1996 PCA International, Inc. Omnibus Long-Term Compensation Plan, which has been subsequently amended and restated in part by the Board of Directors and renamed The Amended and Restated 1996 Omnibus Long-Term Compensation Plan (the "Plan"). The Plan is intended to allow the Company (including its subsidiaries) to attract and retain key employees, to stimulate the efforts of such employees, and to strengthen their desire to remain with the Company. In addition, the Plan is intended to aid the Company in attracting superior individuals to serve as nonemployee directors and in providing appropriate compensation to such nonemployee directors for their service.


         The amendment to the Plan (the "Amendment") that the Board of Directors is submitting to the shareholders for approval would increase the annual maximum award of shares for which Employee Stock Options may be granted under the Plan to any one Participant from 20,000 to 150,000 shares of the Company's Common Stock. The reason for the Amendment is that the Board of Directors and the Compensation Committee of the Board believes that the current limit on Employee Stock Option awards does not allow the Company sufficient flexibility to use Employee Stock Options in compensating and retaining the executive officers of the Company.

         Following is a summary of the material features of the Plan and certain other information regarding the Plan. A copy of the Plan is available upon request, at no cost, from the Secretary of the Company at the address set forth in the accompanying Notice of Annual Meeting. The following discussion does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Plan.

MATERIAL FEATURES OF THE PLAN

         The Plan is designed to give the Board of Directors, acting through a committee of non-employee, outside directors (the "Committee"), flexibility to adapt the long-term incentive compensation of key employees to changing business conditions through a variety of long-term incentive arrangements. Under the Plan, the Committee may grant Employee Stock Options (including both non-qualified and "incentive" stock options), Stock Appreciation Rights, Performance Restricted Stock Awards, Performance Awards and Performance Units ("Awards") to senior level employees of the Company holding positions of responsibility in managerial, administrative, or professional capacities ("Key Employees"). The Plan also provides for the grant of options to nonemployee directors upon their election to the Board and allows the nonemployee directors to elect to take their yearly compensation as directors in the form of stock options. In addition to the enumerated incentive compensation Awards, the Committee may establish other types of Key Employee Awards that it determines are consistent with the Plan's purposes.

         KEY EMPLOYEE STOCK OPTIONS. Under the Plan, the Committee may grant Awards in the form of non-qualified and incentive stock options to purchase shares of the Company's Common Stock. The Committee will, for each such stock option, determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of stock subject to the option. In no event may the exercise price of a stock option be less than 100% of the fair-market value of the Company's Common Stock on the date of the grant. All stock options under the Plan will expire no later than ten years from the date of the grant, and the exercise price of outstanding options may not be altered by the Committee. The Plan provides for the grant to Key Employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

         STOCK APPRECIATION RIGHTS. The Plan authorizes the Committee to grant stock appreciation rights ("SARs") to Key Employees. An SAR consists of the right to receive a payment equal to the appreciation in market value of stated number of shares of Common Stock from the SAR exercise price to the market value on the date of its exercise.

         The Committee determines the number of shares of the Company's Common Stock subject to the SARs, the manner and time of the SAR's exercise and exercise price of the SAR, which exercise price may in no event be less than 100% of the fair-market value of the Common Stock on the date of grant of the SAR. SARs may be granted either in tandem with Key Employee stock options or independent of the grant of such options.

         PERFORMANCE RESTRICTED STOCK PROGRAM. The Performance Restricted Stock Program provides Key Employee participants the opportunity to earn shares of the Company's Common Stock based upon the achievement of objective goals determined by the Committee. Under this program, the Committee may establish for any Key Employee a Target Award for a Performance Cycle, which target is expressed as a fixed number of shares of restricted Common Stock.

         Each Performance Cycle will be one year or longer as set by the Committee. Within the first 90 days of a Performance Cycle, the Committee will establish written Performance Goals based on objective business criteria enumerated in the Plan, including return on shareholders' equity, return on assets, return on capital, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, and sales or market share. Awards are paid for the Performance Cycle only if the Performance Goals are attained. At the same time, the Committee will establish a Performance Formula that will determine, assuming the Performance Goals for the Performance Cycle are achieved, what percentage of the participant's Target Award for the Performance Cycle has been earned.

         After the close of each Performance Cycle, the Committee will calculate, based upon application of the Performance Formula to the Performance Goals, what percentage of the Target Award has been earned for the period, although the Committee will have the authority to reduce or eliminate an Award based on any other objective or subjective criteria it deems appropriate.

         Awards under this program will be paid in restricted Common Stock. Such stock may not be sold, transferred or encumbered by the participant during the restriction period established by the Committee, which shall be at least three years.

         Except in the case of a Change in Control, in the event a participant's employment is terminated prior to completion of a Performance Cycle for any reason other than death, disability, retirement or another reason approved by the Committee (an "Approved Reason"), all of the Awards granted to the participant for such cycle shall be forfeited. In addition, any such termination (whether or not it occurs during a Performance Cycle) will cause the participant to forfeit any restricted Common Stock that is subject to an unexpired restriction period. In the event a participant's employment is terminated due to death, disability, retirement or an Approved Reason prior to the completion of such cycle, he or she shall receive, assuming Awards are earned for such cycle, a pro rata Award based upon his or her employment during the cycle prior to termination of employment and the participant will be entitled to keep restricted Common Stock subject to an unexpired restriction period in a pro rata amount based on the elapsed portion of the restriction period prior to termination.

         PERFORMANCE AWARD PROGRAM. The Performance Award Program is structured similarly to the Performance Restricted Stock Program, and provides participants the opportunity to earn Awards in the form of cash or Common Stock, subject to such restrictions as the Committee determines.

         Performance Awards will be based on written objective Performance Goals for a Performance Period established by the Committee. Awards will be determined by applying a Performance Formula to the Performance Goals attained in the

Performance Period to determine an Award expressed as a percentage of the participant's base salary. The Committee will have the authority to reduce or eliminate Awards in the same manner as under the Performance Restricted Stock Program. The termination of a participant during a Performance Period will be treated in the same manner as under the Performance Restricted Stock Program.

         PERFORMANCE UNITS. The Plan allows the Committee to grant Awards in the form of Performance Units, which are units valued by reference to criteria chosen by the Committee, and which are payable in forms other than the Company's Common Stock. Performance Units are similar to Performance Restricted Stock Program Awards in that they are contingently awarded based on the attainment of certain performance objectives over a fixed period. The length of such period, the performance objectives to be achieved during the period, and the measure of whether and to what degree such objectives have been achieved will be determined by the Committee.

         LIMITATION ON AWARDS. The maximum number of shares of Common Stock for which stock options may be granted to any Key Employee in a calendar year currently is 20,000. If the Amendment is approved by the shareholders, the maximum number of shares will be increased to 150,000. The maximum number of shares of Common Stock for which stock appreciation rights may be granted to any Key Employee in a calendar year is 20,000. The maximum number of shares of Common Stock for which an Award may be made under the Performance Restricted Stock Program in any Performance Cycle (which can in no event be shorter than 1 year) is 5,000. The maximum Award that may be granted under the Performance Award Program for any Performance Period (which can in no event be shorter than 1 year) is $100,000 or, in the event the Performance Award is paid in shares of Common Stock, the Common Stock equivalent.

         DIRECTOR FORMULA OPTIONS AND DEFERRAL OPTIONS. The Plan provides for the grant, upon a nonemployee director's initial election or appointment as director, of a Formula Option to purchase 10,000 shares of the Company's Common Stock at an exercise price of no less than 100% of the fair-market value of the Company's Common Stock on the date of grant. The formula for the grant of Formula Options may not be altered by the Committee more often than once every six months except as necessary to comply with the Code or the Employee Retirement Income Security Act. Formula Options may not be exercised sooner than six months from (i) the date of grant or (ii) the date of shareholder approval of the Plan, whichever is later. Formula Options become immediately exercisable upon a director's death, disability, or retirement, or upon a Change in Control of the Company.

         The Plan also provides that nonemployee directors may elect annually to receive their compensation for service as a director for the following year (not including reimbursement of expenses) in the form of Deferral Options. Deferral Options are granted at the commencement of the 12-month period for which the election has been made. The number of Deferral Options granted to an electing nonemployee director in any year shall be an amount whose value, as determined by any generally accepted option pricing model, is equivalent on the date of grant to the cash compensation which the nonemployee director would otherwise have been entitled to receive for the year.

         In general, Deferral Options become exercisable one year after the date of grant (or such later date as the Committee shall determine) and are exercisable at a price equal to the market price of the Company's Common Stock at the close of business on the day of grant, or the preceding trading day if the date of grant is not a trading day. Deferral Options become immediately exercisable upon a director's death, disability, or retirement, or upon a Change in Control of the Company. If a director's tenure ends for a reason other than death, disability, retirement, or Change in Control, then the number of Deferral Options granted for the year in which the tenure ends shall be reduced to reflect the amount of compensation actually earned by the director in that year.

         OTHER TERMS OF AWARDS. Awards may be paid in cash, Common Stock (with restrictions as determined by the Committee), a combination of cash and Common Stock, or any other form of property, as the Committee determines. If an Award is granted in the form of a stock option, restricted stock award, or any other stock-based grant, the Committee may include as a part of such Award an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, payment of a stock option, restricted stock award, dividend or dividend equivalent may be deferred by a participant.

         The Plan provides for the forfeiture of Awards (other than Formula Options and Deferral Awards) in the event of termination of employment for a reason other than death, disability, retirement, or an Approved Reason. The Plan authorizes the

Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the Plan in the event of his death, disability, retirement, or termination for an Approved Reason.

         Upon the grant of any Award, the Committee may, by way of an Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations governing the grant of such Award as are not inconsistent with the Plan.

         AVAILABLE SHARES. The maximum amount of Common Stock reserved and available for issuance under the Plan is 811,550 shares, which number may be adjusted by the Committee to reflect future stock splits, stock dividends, and other changes in the capital structure of the Company. Shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are restored as available for grant under the Plan.

         ELIGIBILITY FOR PARTICIPATION. The selection of Key Employees to participate in the Plan is within the discretion of the Committee. The Committee has not determined how many Key Employees will ultimately participate in the Plan. However, the Committee intends to grant Awards under the Plan to Key Employees who the Committee believes can have a significant effect on the growth, profitability, and success of the Company. There are approximately 150 employees of the Company from whom the Committee may select participants. Only nonemployee directors are eligible to receive Formula Options and Deferral Options. There are currently eight nonemployee directors.

         CHANGE IN OWNERSHIP OR CONTROL. For all Awards (other than Formula Options and Deferral Options, the treatment of which has been discussed above) in the event of a Change in Control (defined as a change in a majority of directors resulting from a tender offer, merger or similar transaction), a participant whose employment is terminated for a reason other than death, disability, cause, voluntary resignation or retirement, within two years of the date of such event will be entitled to the following treatment under the Plan:
(i) all of the terms, conditions, restrictions and limitations in effect on any of the participant's outstanding Awards will immediately lapse, (ii) all of the participant's outstanding Awards will automatically become 100% vested, (iii) all of the participant's outstanding stock options, SARs, Common Stock Awards, unpaid Performance Restricted Stock and Performance Awards and other stock-based Awards will be immediately paid, and (iv) all of the participant's outstanding Performance Units will be paid.

         The Plan also provides that, if the Company's Common Stock ceases to be actively traded on the exchange or quotation system on which it is then traded, then all participants, regardless of whether their employment is terminated, will automatically receive the same treatment afforded to a participant terminated without cause upon a Change in Control.

         PLAN ADMINISTRATION AND TERMINATION. The Committee that administers the Plan may be either the Compensation Committee of the Board or another committee designated by the Board, provided that each of the members of the Committee must be both a "nonemployee director" and an "outside director" as defined under applicable law. No member of the Committee is eligible to be selected to participate in the Plan except through Formula Options and Deferral Options. Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select Key Employees of the Company and its subsidiaries to receive Awards, and determine the form and amount and other terms and conditions of such Awards.

         The Plan authorizes the Committee to grant Common Stock Awards to Key Employees during the period from May 22, 1996 through May 21, 2001; except that the Committee may grant Awards under the Performance Award Program and Performance Restricted Stock Program after such date in recognition of performance for Performance Cycles and Performance Periods commencing prior to such date. The Committee may amend, suspend or terminate the Plan at any time, with or without prior notice. In general, the Committee may not make amendments to the Plan requiring shareholder approval under applicable law.

AMENDED PLAN BENEFITS

         The following awards were made during fiscal year 1996, a portion of which were made contingent upon amendment of the Plan:

                AMENDED AND RESTATED 1996 PCA INTERNATIONAL, INC.
                       OMNIBUS LONG-TERM COMPENSATION PLAN

NAME AND POSITION                   DOLLAR VALUE ($)(1)        NUMBER OF UNITS

John Grosso                                    0                        0
   President
   Chief Executive Officer

Jan M. Rivenbark (2)                           0                        0
   Executive Vice President
   Chief Operating Officer

Eric H. Jeltrup                                0                        0
   Executive Vice President
   Chief Technical Officer

Bruce A. Fisher                                0                        0
   Senior Vice President
   Chief Financial Officer

R. Michael Spencer                             0                        0
   Senior Vice President
   Treasurer

Executive Group.............................  $ 0                        150,000
Non-Executive Director Group................ $6,850                       18,700
Non-Executive Officer Employee Group........  $ 0                        300,000

(1)Based on closing price of $16.75 per Common Share on March 31, 1996.
(2)Mr. Rivenbark resigned from the Company on March 13, 1997.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

         STOCK OPTIONS. A participant who is granted an incentive stock option within the meaning of Section 422 of the Code should not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the latter of two years from the date of grant of such option and one year from the exercise of such option, any gain or loss realized on a subsequent disposition of the shares will be treated as a
                                       10
long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

         A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company will be entitled to a corresponding deduction for the same amount.

         OTHER AWARDS. The grant of an SAR has no federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant equal to the difference between the exercise price of the shares and the market price of such shares as of the date of exercise and a corresponding deduction by the Company.

         A participant who has been granted either Performance Awards or Performance Units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the Award is paid, and the Company will have a corresponding deduction. If an Award is paid in the form of Common Stock, the participant will be treated as having received taxable compensation in an amount equal to the then fair-market value of the Common Stock distributed to him or her and the Company will receive a corresponding deduction for the same amount.

         A participant who has been granted an Award of restricted shares of Common Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at the time of grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Generally, when such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair-market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

         LIMITATION ON INCOME TAX DEDUCTION. The Plan has been designed to enable any Award granted by the Committee under the Plan to a Key Employee to qualify as "performance-based compensation" under Section 162(m) of the Code. Through such qualification, the Company can preserve the deductibility of certain compensation in the event that the annual compensation of a Key Employee exceeds $1,000,000.

OTHER INFORMATION

         The Plan, as amended by the Amendment, shall become effective as of January 1, 1997, subject to approval of the Amendment by the shareholders. Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting.

         FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.



                                     ITEM 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has recommended that KPMG Peat Marwick LLP, which firm has been the independent accountants of the Company since 1990, be continued as the Company's independent accountants for the fiscal year ending February 1, 1998. Services provided to the Company and its subsidiaries by KPMG Peat Marwick LLP with respect to fiscal year 1996 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax and accounting matters. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR.

                                     ITEM 4
                                 OTHER BUSINESS

OTHER MATTERS TO BE PRESENTED

         As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting or any adjournments or postponements thereof, the persons named in the accompanying form of proxy will vote the proxy on such matters in accordance with their best judgment.

REPORT OF THE COMPENSATION AND STOCK OPTION PLAN ADMINISTRATION COMMITTEES

         The Company's executive compensation program is designed to provide fair compensation to executives based on their performance and contribution to PCA and to provide incentives which will attract and retain the executives, instill a long-term commitment to the Company, and develop pride and a sense of Company ownership, all in a manner consistent with shareholder interests. Given these objectives, the executive officers' compensation package includes these main elements: (1) base salary, which is reviewed annually; (2) annual cash bonuses; and (3) long-term incentive compensation. A significant portion of all executive compensation is directly dependent upon annual and long-term Company performance.

         The largest component of the Company's executive compensation program is cash compensation in the form of a base salary. Each year, the Compensation Committee reviews the base salary levels for the executive group and recommends annual salaries to the Board of Directors. The Committee subjectively considers each executive's individual achievements during the prior year and Company performance factors such as achievement of the prior year's financial targets, and goals for the coming year with respect to sales and return on capital. The Committee also considers, both directly and through the use from time-to-time of independent compensation consultants, the compensation levels of executives of industry competitors and other companies similar to the Company (in terms of size, nature of business, and geographic location) with which the Company competes for executive talent. The Committee may also take into account anticipated future responsibilities, employee loyalty and continuity of service. The Compensation Committee believes the level of base salaries for senior executives is equivalent to or lower than salaries of executives with similar responsibilities for competing companies.

         Annual cash bonuses are intended to reward executives for positive performance in any given year. Cash bonuses are based on targets established for each executive during the first three months of each fiscal year. The annual cash bonus compensation for executives for each fiscal year is established by the Compensation Committee, subject to Board approval, after the results for the year are known. During fiscal 1996, approximately 50% of the target bonus payment was based on the Committee's subjective evaluation of individual performance during the year, and such compensation was discretionary in the judgment of the Committee and the Board. The remaining 50% of the target bonus payment was based on attainment of company-wide financial objectives. These bonus criteria were established separately for each executive, and no standard relative weights were given to any of the above factors.

         The Committee has adopted a bonus plan for 1997 that eliminates the subjective portion of the plan relating to attaining personal goals and focuses entirely on the achievement of a corporate operating income objective. The 1997 formula provides that participants will not receive any bonus unless the Company achieves its previously determined goal of operating income. In addition, the Committee has included within the bonus plan all employees who are responsible for a departmental or divisional budget and who have an annual base salary in excess of $30,000.

         The Company has used stock options as its primary incentive for long-term commitment, although the Board may consider other forms of long-term incentive compensation in the future. The Board believes that the use of stock-based incentives helps to align the interests of the Company's executives with those of its shareholders because of the direct link created between shareholder value and the value of each optionee's investment in the Company. Stock-based long-term incentive compensation encourages executives to take a shareholder-oriented view of the impact of their decisions and actions. The Compensation Committee has the responsibility for identifying the optionees to receive grants and establishing terms of the options, including the conditions for exercise and the amount of the exercise price. Normally, the number of shares subject to a stock option granted to a particular executive or employee depends upon past performance of the optionee and the position held by the optionee. On May 22, 1996, the shareholders of the Company approved the 1996 PCA International, Inc. Omnibus Long-Term Compensation Plan (the "Plan"). The Plan replaced and superseded the Company's 1990 Non-Qualified Stock Option Plan and 1992 Non-Qualified Stock Option Plan, except for options that were already outstanding pursuant to such plans. New options to acquire Company stock were granted pursuant to the Plan in connection with the American Studios, Inc. ("ASI") acquisition. The Committee determined that no other options need be granted in fiscal year 1996 to achieve the sought for results with stock-based long-term incentive compensation.

         Regulations of the SEC require the Compensation Committee to disclose their bases for compensation reported for Mr. Grosso, the Chief Executive Officer, in 1996 and to discuss the relationship between the Company's performance during the last fiscal year and Mr. Grosso's compensation.

         The Compensation Committee has followed the philosophy described above in determining Mr. Grosso's compensation. During fiscal 1996, Mr. Grosso's base salary was increased 10% over this base salary for 1995. This increase reflected a combination of objective and subjective factors, including the Company's financial performance in 1995, his emphasis on longer term, strategic planning for the Company's business and his leadership in better positioning the Company to take full advantage of its technological capabilities. In considering Mr. Grosso's annual bonus to be paid in 1997 in respect of performance in fiscal year 1996, the Committee has considered both the Company's financial performance for 1996 and Mr. Grosso's successful and continuing efforts in diversifying the business of the Company and improving its competitive position through the ASI acquisition. This diversification effort was the principal subjective criterion for Mr. Grosso's annual bonus compensation. In addition, the committee granted the President and Chief Executive Officer options in fiscal year 1997 to purchase 50,000 shares of common stock in respect of his fiscal year 1996 performance.

         The above report is presented by the nonemployee directors who compose the Compensation Committee.

         Peter B. Foreman       Joseph H. Reich         George Friedman

         The tables that follow reflect the decisions included in this report:

                          I. SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                   ----------------------------------------  ------------------------------------------
                                                                                        AWARDS             PAYOUTS
                                                                             ---------------------------------------
                                                            OTHER ANNUAL       RESTRICTED      OPTIONS -    LTIP      ALL OTHER
                           FISCAL    SALARY       BONUS     COMPENSATION      STOCK AWARDS   NO. OF SHARES PAYOUTS   COMPENSATION
NAME AND PRINCIPAL         YEAR        ($)          ($)      ($)                  ($)         UNDERLYING    ($)         ($)(1)
-------------------        -----   --- ----     --- ----   - ---- ---------     ------           -------    ----    --------------
POSITION
---------

John Grosso                1996     $248,325    $120,000                                        50,000                  $2,201
   President               1995     $228,881    $ 68,664                                          0                     $7,566
   Chief Executive Officer 1994     $220,644    $   0                                           25,000                  $4,872

Jan M. Rivenbark           1996     $194,987     $44,998                                          0                     $2,201
   Executive Vice          1995     $186,500     $55,950                                        35,000                  $7,566
President                  1994     $168,533     $28,160     $ 3,529(2)                         15,000                  $4,872
   Chief Operating
Officer

Eric H. Jeltrup            1996     $194,987     $41,248                                          0                     $2,201
   Executive Vice          1995     $186,500     $55,950                                        25,000                  $7,566
President                  1994     $172,000     $46,000                                        15,000                  $4,872
   Chief Technical Officer

Bruce A. Fisher            1996     $153,938     $43,090                                          0                     $2,201
   Senior Vice President   1995     $148,750     $44,625                                          0                     $7,532
   Chief Financial Officer 1994     $137,767     $23,200                                        10,000                  $4,453

R. Michael Spencer         1996     $143,675     $31,551                                          0                     $2,118
   Senior Vice President   1995     $138,638     $27,728                                          0                     $7,021
   Treasurer               1994     $133,412     $21,528                                          0                     $4,330

-----------------
(1)Company's portion of Profit Sharing Plan contribution.
(2)Relocation cost reimbursed by the Company. Mr. Rivenbark resigned from the Company on March 13, 1997.

                 II. OPTIONS EXERCISED AND YEAR-END VALUE TABLE
 AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES


                                                                   Number of             Value of Unexercised
                                                           Unexercised Options Held   In-the-Money Options Held
                         Shares Acquired    Value                at February 2, 1997        at February 2, 1997
                          On Exercise     Realized                 Exercisable/                Exercisable/
Name                          (#)            ($)                Unexercisable (#)         Unexercisable ($)(1)
----                       --------         ----          ------------------               -----------------

John Grosso..........          0            $0                      134,500/                  $1,003,687/
                                                                     25,000                     $179,375

Jan M. Rivenbark(2)..        8,000         $57,000                   53,000/                   $171,375/
                                                                     54,000                     $300,500

Eric H. Jeltrup......          0            $0                       68,000/                   $840,500/
                                                                     37,000                     $238,875

Bruce A. Fisher......        11,500       $162,271                   28,000/                   $127,000/
                                                                     12,000                     $85,500

R. Michael Spencer...          0            $0                       39,000/                   $325,625/
                                                                      6,000                     $41,250

---------------------
(1)Based on closing price of $16.875 per Common Share on February 2, 1997.
(2)Mr. Rivenbark resigned from the Company on March 13, 1997.
                                       15

              III. COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                          AMONG PCA INTERNATIONAL, INC.
                  NASDAQ U.S. AND NASDAQ NON-FINANCIAL INDICES


                          Jan 92  Jan 93 Jan 94 Jan 95  Jan 96   Jan 97
Nasdaq U.S.                $100    $113   $130   $124    $175     $230
Nasdaq Non-Financial       $100    $106   $123   $114    $161     $209
PCA International, Inc.    $100    $108   $ 64   $ 58    $ 58     $111


Assumes $100 invested on January 31, 1992, in PCA Common Stock, Nasdaq U.S.
 Index, and Nasdaq Non-Financial Index.

Total Return assumes reinvestment of dividends.

There are 12 industry peer group indices developed for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The Non-Financial Index includes PCA International, Inc.

TRANSACTIONS RELATED TO AMERICAN STUDIOS, INC. TENDER OFFER AND MERGER

         On January 27, 1997, the Company's wholly-owned subsidiary, ASI Acquisition Corp. ("Acquisition Corp."), purchased approximately 95% of the shares of American Studios, Inc. ("ASI"), pursuant to a tender offer for ASI (the "Tender Offer"). Thereafter, effective February 28, 1997, ASI merged with and into Acquisition Corp. (the "Merger"). In connection with the Tender Offer and Merger, the Company entered into an employment agreement (the "Employment Agreement") with J. Robert Wren, Jr., the former chief executive officer of ASI, for a three-year term commencing January 28, 1997. Pursuant to his Employment Agreement, Mr. Wren is now serving as Executive Vice President and General Counsel. Mr. Wren's base annual compensation is $250,000 and he is eligible to participate in bonus programs available to other executive vice presidents of the Company. If he is terminated by the Company without cause during such three year term or if he voluntarily terminates following one year of employment, he will receive a severance payment the amount of which will depend upon the time of termination but which will be not less than one year's base compensation nor more than the aggregate base annual compensation for the remaining term of employment. Pursuant to Mr. Wren's Employment Agreement, the Company granted Mr. Wren an option to purchase 150,000 shares of the Common Stock of the Company at an exercise price of $17.125 per share, the trading price of the stock on the effective date of the grant. Such option is exercisable in three equal annual increments, or immediately upon the termination of such agreement by Mr. Wren or by the Company without cause, and terminates 10 years from the date of grant without regard to a termination of employment other than a termination for cause.

         The Company also agreed, in connection with the Tender Offer and Merger, to be responsible for the termination, on the day following the Tender Offer, of Mr. Wren's employment agreement with ASI, and the Company made a payment to Mr. Wren of $539,000 in connection with such termination. Employees of ASI, including Mr. Wren, were entitled to payment upon consummation of the Tender Offer of the value, if any, of existing employee options for the purchase of ASI shares. Mr. Wren received $168,750 from the Company for the purchase and cancellation of such options. Mr. Wren sold his outstanding shares of ASI stock in the Tender Offer on the same terms as other tendering ASI shareholders.

SHAREHOLDERS' PROPOSALS

         If a shareholder intends to present a proposal at the 1998 Annual Meeting of Shareholders of the Company, such a proposal, if otherwise eligible for inclusion in Management's proxy statement under the rules promulgated by the Securities and Exchange Commission, must be received at the Company's principal executive offices shown on the first page of this proxy statement no later than December 15, 1997, in order to be included in Management's proxy statement for that meeting.

SOLICITATION

         The expenses of the solicitation of proxies, including the costs of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of proxy materials, solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company, or by other persons who may be engaged to perform soliciting activities. The Company presently plans to engage Wachovia Bank of North Carolina, N.A., to assist in the soliciting of proxies from street name holders of shares. The anticipated cost is approximately $5,000.

ADDITIONAL INFORMATION AVAILABLE ON REQUEST

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MR. BRUCE A. FISHER, PCA INTERNATIONAL, INC., 815 MATTHEWS-MINT HILL ROAD, MATTHEWS, NORTH CAROLINA 28105.

                       By order of the Board of Directors,


                       Bruce A. Fisher
                       Senior Vice President and Secretary

April 21, 1997
                                       18

****************************************************************************
                            APPENDIX
****************************************************************************

                                              ABCDEFG1234567890

----
     PLEASE MARK VOTES AS IN THIS EXAMPLE                                             For With-hold  For
X                                                                                     All    All     All
                                                                                 Nominees Nominees   Except*
----
                                                                                       --     --       ---
                                                  1.   Election of Directors:
                                                                                       --     --       ---
                                                       *If box is checked, write names of nominees for
                                                       whom authority is withheld.
                                                       ---------------------------------------------------

                                                       ---------------------------------------------------

       ------------ ----------- ------------           ---------------------------------------------------
       -------------------------------------
                                                      R. Stuart Dickson, Peter B. Foreman, George
             PCA INTERNATIONAL, INC.                  Friedman, Donald P. Greenberg, John Grosso,
                                                      Charlotte H. Mason, Joseph H. Reich, Albert F.
                                                      Sloan, Stanley Tulchin.
       -------------------------------------
                                                                                       For  Against
                                                                                        ---    ----
                                                  2.   To approve an amendment to
                                                                                        ---    ----
                                                       the Company's Amended and Restated 1996
                                                       Omnibus Long-Term Compensation Plan.
                                                                                       For    Against
                                                                                        ---    ----
RECORD DATE SHARES:                               3.   To approve the selection of
                                                                                        ---    ----
                                                       KPMG Peat Marwick LLP as Independent Auditors.
I AM A SHAREHOLDER
100 MAIN ST.                                      4.   In their discretion the Proxies are authorized to
ANYTOWN USA 10000                                      vote on such other business as may properly come
                                                       before the meeting or any adjournment(s).  This
                                                       Proxy may be revoked at any time prior to the
                                                       voting thereof.
Please review the reverse side of this card and
be sure to sign and date this proxy.
-------------------------------------------------
                                                                                                           ---
                         Date:                        Mark box at right if comments or address change
------------------------ ------------------------                                                          ---
                                                      have been noted on the reverse side of this card.
Shareholder sign here      Co-owner sign here
-------------------------------------------------



---------------------------------------------------------------------------------------------------------

DETACH CARD

                             PCA INTERNATIONAL, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 28, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

PCA International, Inc.

                               I AM A SHAREHOLDER
                                  100 MAIN ST.
                                ANYTOWN USA 10000

                             PCA INTERNATIONAL, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the 1997 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint John Grosso and Bruce A. Fisher, or either of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of PCA International, Inc. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of PCA International, Inc. to be held at the administrative offices of the Company, 815 Matthews-Mint Hill Road, Matthews, North Carolina at 10:00 a.m. on May 28, 1997 and at any adjournment(s) thereof.

This Proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE NOMINEES AND PROPOSALS LISTED HEREIN.

Please sign on the front of this card exactly as your name(s) appear(s) hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

HAS YOUR ADDRESS CHANGED?                                        DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------        ---------------------------------------------------

---------------------------------------------------------        ---------------------------------------------------

---------------------------------------------------------        ---------------------------------------------------

